Ategrity Specialty Insurance Company Holdings Reports Second Quarter 2026 Results
Combined ratio of 85.9% drives underwriting income growth of 66.9% and record earnings
NEW YORK, NY – July 29, 2026 – Ategrity Specialty Insurance Company Holdings (NYSE: ASIC) today announced financial results for the quarter ended June 30, 2026. The Company reported net income attributable to stockholders of $33.5 million, or $0.67 per diluted share, compared to $17.6 million, or $0.39 per diluted share, in the prior-year period. Adjusted net income attributable to stockholders(1) was $33.5 million, or $0.67 per diluted share(1).
Second Quarter 2026 Highlights
•Gross written premiums increased 23.4% to $206.8 million
•Net income attributable to stockholders was $33.5 million, or $0.67 per diluted share, up 89.8%
•Adjusted net income attributable to stockholders(1) was $33.5 million, or $0.67 per diluted share
•Combined ratio was 85.9%, compared to 88.9% in Q2 2025
•Adjusted return on stockholders’ equity(1) was 20.7%
•Book value per share at quarter-end was $13.86 per share, up 8.5% from year-end
Chief Executive Officer Justin Cohen said, “Ategrity delivered another quarter of record production, underwriting profitability and earnings, with gross written premium growth of 23.4%, a combined ratio of 85.9% and adjusted net income growth of 87.9%. These results demonstrate the strength of our productionized underwriting platform, and our ability to take market share while expanding profitability.
“The scalability of our model was evident this quarter, as our expense ratio improved 350 basis points to 27.5%, contributing to a 66.9% increase in underwriting income. We continue to see opportunities to drive further efficiencies through automation and streamlined processes while executing our disciplined underwriting approach. As we continue to scale, we believe our model is positioned to deliver attractive returns for shareholders and exceptional value to our distribution partners.”
Underwriting Results
For the quarter ended June 30, 2026, gross written premiums increased 23.4% compared to the prior-year period, driven by execution of our growth initiatives and increased engagement across our expanding distribution network. Gross written premiums for casualty lines increased 24.7% year-over-year, reflecting the Company’s strategic focus on broadening casualty-related products and verticals. Gross written premiums in property lines increased 21.3% year-over-year, with contribution from growth in lower-risk geographies, including the Midwest and New England.
Underwriting income(1) was $16.0 million for the quarter, up 66.9% from $9.6 million in the prior-year period. The combined ratio for the quarter was 85.9%, a decrease from 88.9% in the prior-year period, driven by improvement in the expense ratio. The loss ratio increased by 0.5 percentage points to 58.5%, reflecting a shift in business mix toward our Brokerage channel in recent periods and lower catastrophe activity in the prior-year period.
The overall expense ratio was 27.5% for the quarter, compared to 31.0% in the prior-year period, driven by operating expense leverage and lower net policy acquisition costs. Operating expenses, net of fee income, decreased as a percentage of net earned premiums by 2.9 percentage points to 9.5%, reflecting emerging scale benefits of our centralized model and stronger fee income. Policy acquisition costs also improved, decreasing by 0.6 percentage points to 17.9% of net earned premiums due to a favorable shift in our business mix.
“Our team delivered another quarter of strong growth while maintaining our technical underwriting standards” said Chris Schenk, President and Chief Underwriting Officer. “Record new business growth was driven by the expansion of our distribution relationships and the execution of differentiated growth strategies, including initiatives such as Project Heartland and our New England strategy. We also entered the quarter with a larger and more valuable renewal portfolio, reflecting the cumulative benefits of investments made over the past several years. Together, these differentiated growth initiatives and our expanding renewal franchise are creating a more durable, predictable and profitable earnings foundation.”
“Across our portfolio, we continue to capture attractive opportunities as we see increased market focus on coverage terms and conditions, particularly in the middle-market segment. Our strategy is to provide insureds with the coverage they need at fair, technically sound rates. As insureds demonstrate a renewed willingness to pay for coverage certainty, we believe our differentiated underwriting approach, targeted market strategies and disciplined execution will enable Ategrity to continue gaining market share while delivering sustainable, profitable growth.”
(1)    See the definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures in the section titled “Non-GAAP Financial Measures” below.

Summary of Operating Results
The following table summarizes the Company’s results of operations for the three months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except percentages and per share data)	2026	2025	2026	2025
Gross written premiums	$206,762	$167,502	$349,689	$283,645
Ceded written premiums	(53,325)	(50,231)	(77,545)	(76,503)
Net written premiums	$153,437	$117,271	$272,144	$207,142

Net earned premiums	$113,775	$86,928	$218,986	$165,229
Fee income	3,432	1,524	5,654	2,084
Losses and loss adjustment expenses	66,503	50,412	128,383	97,274
Underwriting, acquisition and insurance expenses	34,666	28,430	66,945	53,315
Underwriting income (1)	16,038	9,610	29,312	16,724
Net investment income	12,662	11,891	24,704	19,786
Net realized and unrealized gains (losses) on investments	18,591	1,409	28,056	(3,190)
Interest expense	4	447	8	894
Other income	24	28	48	993
Other expenses	872	161	1,444	399
Income before income taxes	46,439	22,330	80,668	33,020
Income tax expense	9,267	4,713	16,320	6,953
Net income	$37,172	$17,617	$64,348	$26,067
Less: Net income (loss) attributable to non-controlling interest - General Partner	3,721	(5)	5,431	(16)
Net income attributable to stockholders	$33,451	$17,622	$58,917	$26,083

Key Metrics
Adjusted net income attributable to stockholders (1)	$33,545	$17,857	$59,147	$26,400
Loss ratio	58.5%	58.0%	58.6%	58.9%
Expense ratio	27.5%	31.0%	28.0%	31.0%
Combined ratio (3)	85.9%	88.9%	86.6%	89.9%
Return on stockholders' equity (2)	20.7%	14.3%	18.4%	10.9%
Adjusted return on stockholders' equity (1) (2)	20.7%	14.5%	18.5%	11.0%
Diluted earnings per share	$0.67	$0.39	$1.18	$0.60
Adjusted diluted earnings per share(1)	$0.67	$0.41	$1.19	$0.62
(1)Each of these metrics is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.
(2)For the three and six months ended June 30, 2026 and 2025, net income attributable to stockholders and adjusted net income attributable to stockholders are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.
(3) Ratios are calculated using unrounded figures. The sum of components may differ slightly from totals shown due to rounding.

Gross Written Premiums
The following tables presents gross written premiums by product for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands, except percentages)	2026	2025	% Change	2026	2025	% Change
Casualty	$133,424	$107,023	24.7%	$238,077	$189,163	25.9%
Property	73,338	60,479	21.3%	111,612	94,482	18.1%
Gross written premiums	$206,762	$167,502	23.4%	$349,689	$283,645	23.3%
Expense Ratio
The following tables summarize the components of our expense ratio for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,
($ in thousands, except percentages)	2026		2025
	Expenses	% of Net Earned Premiums (2)	Expenses	% of Net Earned Premiums (2)
Policy acquisition costs	$20,370	17.9%	$16,088	18.5%
Operating expenses, net of fee income (1)	10,864	9.5%	10,818	12.4%
Underwriting, acquisition and insurance expenses, net of fee income	$31,234	27.5%	$26,906	31.0%

	Six Months Ended June 30,
($ in thousands, except percentages)	2026		2025
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums (2)
Policy acquisition costs	$38,913	17.8%	$30,820	18.7%
Operating expenses, net of fee income (1)	22,378	10.2%	20,411	12.4%
Underwriting, acquisition and insurance expenses, net of fee income	$61,291	28.0%	$51,231	31.0%
(1)Net of fee income of $3.4 million and $5.7 million for the three and six months ended June 30, 2026, and $1.5 million and $2.1 million for the three and six months ended June 30, 2025, respectively.
(2) The sum of components differs slightly from the total shown due to rounding.
Investment results
The following tables summarize net investment income and net realized and unrealized gains on investments for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Investment income
Fixed-maturity securities	$8,846	$6,460	$17,201	$12,725
Short-term investments	1,939	1,154	3,568	1,724
Cash equivalents	290	475	705	911
Loans to affiliates	1,524	1,543	3,053	1,793
Total fixed income	12,599	9,632	24,527	17,153
Utility & Infrastructure Investments	210	2,422	452	2,931
Other expenses	(147)	(163)	(275)	(298)
Net investment income	$12,662	$11,891	$24,704	$19,786

Net realized and unrealized gains (losses) on investments	$18,591	$1,409	$28,056	$(3,190)

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, we believe that certain non-GAAP financial measures provide investors in our common stock with additional useful information in evaluating our performance. Management believes that excluding certain items that are not indicative of core performance assists in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are limitations related to the use of these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures.
Underwriting Income
We define underwriting income as income before income taxes excluding the impact of net investment income, net realized and unrealized gains (losses) on investments, other income, interest expense, and other expenses (which include expenses related to corporate activities and expenses recorded by us in connection with the Company’s initial public offering). Underwriting income is a measure of the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to net investment income among other things. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for income before income taxes calculated in accordance with GAAP, and other companies may define underwriting income differently.

Underwriting income for the three and six months ended June 30, 2026 and 2025 reconciles to income before income taxes as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Income before income taxes	$46,439	$22,330	$80,668	$33,020
Less:
Net investment income	(12,662)	(11,891)	(24,704)	(19,786)
Net realized and unrealized (gains) losses on investments	(18,591)	(1,409)	(28,056)	3,190
Other income	(24)	(28)	(48)	(993)
Add:
Interest expense	4	447	8	894
Other expenses	872	161	1,444	399
Underwriting income	$16,038	$9,610	$29,312	$16,724

Adjusted net income attributable to stockholders
We define adjusted net income attributable to stockholders as net income attributable to stockholders excluding certain other non-operating expenses, which include expenses recorded by us in connection with the Company’s initial public offering. We use adjusted net income attributable to stockholders as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net income attributable to stockholders should not be viewed as a substitute for net income attributable to stockholders calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Adjusted net income attributable to stockholders for the three and six months ended June 30, 2026 and 2025 reconciles to net income attributable to stockholders as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Net income attributable to stockholders	$33,451	$17,622	$58,917	$26,083
Adjustments:
Other non-operating expenses (1)	119	298	291	401
Tax impact	(25)	(63)	(61)	(84)
Adjusted net income attributable to stockholders	$33,545	$17,857	$59,147	$26,400

(1)In the three and six months ended June 30, 2026 and 2025, other non-operating expenses includes share-based compensation expenses recorded by us related to our initial public offering.
Adjusted return on stockholders’ equity
We define adjusted return on stockholders’ equity as adjusted net income attributable to stockholders, expressed as a percentage of average beginning and ending stockholders’ equity during the period. Adjusted net income attributable to stockholders excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted return on stockholders’ equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on stockholders’ equity should not be viewed as a substitute for return on stockholders’ equity calculated in accordance with GAAP, and other companies may define adjusted return on stockholders’ equity and adjusted net income attributable to stockholders differently.
Adjusted return on stockholders’ equity for the three and six months ended June 30, 2026 and 2025 reconciles to return on stockholders’ equity as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except percentages)	2026	2025	2026	2025
Numerator: Adjusted net income attributable to stockholders, annualized (1)	$134,180	$71,428	$118,294	$52,800
Denominator: Average stockholders’ equity	647,709	493,253	639,352	478,998
Adjusted return on stockholders' equity	20.7%	14.5%	18.5%	11.0%
(1)For the three and six months ended June 30, 2026 and 2025, net income and adjusted net income are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.
Adjusted diluted earnings per share
We define adjusted diluted earnings per share as adjusted net income attributable to stockholders, divided by weighted average common shares outstanding - diluted for the period. We use adjusted diluted earnings per share as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted diluted earnings per share should not be viewed as a substitute for diluted earnings per share calculated in accordance with GAAP, and other companies may define adjusted diluted earnings per share differently.
Adjusted diluted earnings per share for the three and six months ended June 30, 2026 and 2025 reconciles to diluted earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except share and per share data)	2026	2025	2026	2025
Numerator: Adjusted net income attributable to stockholders	$33,545	$17,857	$59,147	$26,400
Denominator: Weighted-average shares outstanding - diluted	49,864,919	43,584,999	49,839,370	42,246,997
Adjusted diluted earnings per share	$0.67	$0.41	$1.19	$0.62
Conference Call
Ategrity will hold a conference call to discuss this press release today, July 29, at 5:00 p.m. Eastern Time. Interested parties may access the conference call via a live webcast, which can be accessed at https://events.q4inc.com/attendee/692692597 or by visiting the Company’s Investor Relations website. Please join the webcast at least 10 minutes before the scheduled start time. A replay of the event webcast will be available on the Company’s Investor Relations website approximately two hours following the call, for a period of at least 30 days.
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About Ategrity Specialty Insurance Company Holdings
Ategrity Specialty Insurance Company Holdings is a profitable and growing specialty insurance company dedicated to providing excess and surplus (“E&S”) products to small to medium-sized businesses across the United States. We have built a proprietary underwriting platform that combines sophisticated data analytics with automated and streamlined processes to efficiently serve our clients and deliver long-term value to our stockholders. The small to medium-sized business market is characterized by large volumes of small-sized policies, and we believe our competitive edge lies in our ability to offer consistent, high-speed, and low-touch interactions that our distribution partners value. This advantage stems from our technology-driven method of standardizing, simplifying, and automating our transaction process, which we call productionized underwriting.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements in this press release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could.” These forward-looking statements include, among others, statements relating to our investments in automation and analytics and their expected impact and expected profitable growth. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this press release as a result of various factors, including, among others: the risks and uncertainties discussed under the caption “Risk Factors” in our 2025 Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on March 4, 2026. Accordingly, you should read this press release completely and with the understanding that our actual future results may be materially different from what we expect.
Forward-looking statements speak only as of the date of this press release. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events, or otherwise. You should not place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
Investor Relations Contact IR@ategrity.com

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2026	December 31, 2025
	($ in thousands)
Assets:
Fixed-maturity securities available-for-sale, at fair value	$611,314	$558,428
Utility & Infrastructure Investments, at fair value	227,267	189,859
Short-term investments	228,919	220,241
Loans to affiliates	106,500	106,500
Other invested assets	1,766	280
Total invested assets	1,175,766	1,075,308

Cash and cash equivalents	$33,327	$29,721
Investment income due and accrued	10,497	10,186
Premiums receivable, net of allowance for credit losses	111,638	75,244
Deferred policy acquisition costs, net of ceding commissions	39,004	30,204
Income tax receivable	—	—
Deferred income tax asset, net	13,996	13,289
Reinsurance recoverable, net of allowance for credit losses	188,156	150,386
Ceded unearned premiums	76,555	74,317
Other assets	14,662	15,658
Total assets	1,663,601	1,474,313

Liabilities, stockholders' equity and non-controlling interest:
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$583,933	$502,248
Unearned premiums	337,260	281,864
Payable to reinsurers	39,434	31,064
Accounts payable and accrued expenses	27,671	31,684
Income tax payable	1,406	8,414
Other liabilities	3,522	4,180
Total liabilities	993,226	859,454

Stockholders' equity:
Total stockholders' equity	664,394	614,309
Non-controlling interest - General Partner	5,981	550
Total stockholders' equity and non-controlling interest	670,375	614,859
Total liabilities, stockholders' equity and non-controlling interest	1,663,601	1,474,313

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	($ in thousands, except share and per share data)
Revenues
Gross written premiums	$206,762	$167,502	$349,689	$283,645
Ceded written premiums	(53,325)	(50,231)	(77,545)	(76,503)
Net written premiums	153,437	117,271	272,144	207,142
Change in unearned premiums	(39,662)	(30,343)	(53,158)	(41,913)
Net earned premiums	113,775	86,928	218,986	165,229
Fee income	3,432	1,524	5,654	2,084
Net investment income	12,662	11,891	24,704	19,786
Net realized and unrealized gains (losses) on investments	18,591	1,409	28,056	(3,190)
Other income	24	28	48	993
Total revenues	148,484	101,780	277,448	184,902

Expenses
Losses and loss adjustment expenses	66,503	50,412	128,383	97,274
Underwriting, acquisition and insurance expenses	34,666	28,430	66,945	53,315
Interest expense	4	447	8	894
Other expenses	872	161	1,444	399
Total expenses	102,045	79,450	196,780	151,882
Income before income taxes	46,439	22,330	80,668	33,020
Income tax expense	9,267	4,713	16,320	6,953
Net income	37,172	17,617	64,348	26,067

Less: Net income (loss) attributable to non-controlling interest - General Partner	3,721	(5)	5,431	(16)
Net income attributable to stockholders	33,451	17,622	58,917	26,083

Other comprehensive income:
Unrealized gains (losses), net of taxes	2,559	152	(6,411)	38
Total comprehensive income attributable to stockholders	$36,010	$17,774	$52,506	$26,121

Earnings per share:
Basic	$0.70	$0.40	$1.23	$0.61
Diluted	$0.67	$0.39	$1.18	$0.60
Weighted-average shares outstanding:
Basic	48,008,741	42,084,982	48,037,544	41,191,609
Diluted	49,864,919	43,584,999	49,839,370	42,246,997